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                                    EXHIBIT 1
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SUNCOR ENERGY PROVIDES INVESTORS WITH THIRD QUARTER GUIDANCE

OCTOBER 8, 2002
(All financial figures are in Canadian dollars unless noted otherwise.)

CALGARY, ALBERTA - Suncor Energy Inc. today released its update on the company's Outlook for the third quarter 2002, issued July 25, 2002. This information is reported regularly every three months to provide guidance on Suncor's financial results for the most recently completed quarter. Figures are preliminary estimates only.

Final figures will be made available when Suncor releases its third quarter Report to Shareholders on Wednesday October 23, 2002. A conference call with Steve Williams, chief financial officer and executive vice president of corporate development and John Rogers, vice president of investor relations will be held at 8:00 a.m. MT (10:00 a.m. ET) on October 23, 2002. To listen to a webcast of the call, visit www.suncor.com.

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                                           Q3 2002 GUIDANCE             Q3 2002 Outlook
                                             OCTOBER 8/02                 July 25/02
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
OIL SANDS

Production (barrels per day)              205,000 TO 210,000           200,000 to 205,000

Sales (barrels per day)                   205,000 TO 210,000           200,000 to 205,000
Sales mix (approximate)
o  light sweet/diesel                            67%                           60%
o  light sour                                    33%                           40%

Realization on crude sales basket      WTI EQUIVALENT @ CHICAGO      WTI equivalent @ Chicago
(before hedging)                              LESS $1.50

Cash operating costs                      $12.00 PER BARREL          $11.25 to $12.00 per barrel

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NATURAL GAS

Natural gas production (mmcf/d)                  180                        180 to 190
Natural gas liquids production (bpd)            2,300                          2,400
Crude oil production (bpd)                      1,300                          1,500

Natural gas pricing                         $3.50 PER MCF                        --

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ENERGY MARKETING AND REFINING

Refining margins                          4.5 CENTS PER LITRE                    --

Retail margins                            6.9 CENTS PER LITRE                    --

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
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FACTORS AFFECTING THIRD QUARTER RESULTS

o On July 19, 2002 Suncor successfully completed a maintenance shutdown of one of its two Oil Sands upgraders to repair a fractionator. The outage lasted eight days, during which oil production averaged about 95,000 barrels per day.

o During the third quarter, the Canadian dollar weakened relative to the U.S. dollar resulting in a reduction of net earnings due to an expected $25 million foreign exchange loss on Suncor's $500 U.S. dollar denominated debt. This loss has no impact on cash flow from operations.

OTHER NOTES ON THIRD QUARTER RESULTS

o Suncor has hedged 50 per cent of budgeted production in 2002 and 35 per cent in 2003. The company continues to work towards hedging 30 per cent of budgeted production in 2004, 2005 and 2006. The objective of Suncor's hedging program is to lock in prices on a portion of the company's future production to reduce exposure to market volatility, manage debt levels and support the company's ability to finance future growth.

o The following table sets out the company's approximate crude oil hedge position as of September 30, 2002 for the years indicated.

     ------------------------------------------------------------------------
     2002        57,000 bbl/day     @     US$20.42
                 43,000 bbl/day     @     US$22.29 - $26.94 (costless collar)
     ------------------------------------------------------------------------
     2003        15,000 bbl/day     @     US$24.46
                 60,000 bbl/day     @     US$21.27 - $25.56 (costless collar)
     ------------------------------------------------------------------------
     2004        25,000 bbl/day     @     US$22.85
                 11,000 bbl/day     @     US$21.00 - $23.65 (costless collar)
     ------------------------------------------------------------------------
     2005        21,000 bbl/day     @     US$21.85
     ------------------------------------------------------------------------
     2006        0 bbl/day          @     --
     ------------------------------------------------------------------------

     Prior to initiating the major Oil Sands expansion completed in December 2001, Suncor entered into foreign exchange contracts, including a calendar-year 2002 contract to convert US$314 million to Canadian dollars at a fixed exchange of $0.705. Suncor has no further plans to enter into foreign exchange contracts beyond 2002.

Suncor Energy is an integrated Canadian energy company. Suncor's oil sands business mines and upgrades oil sand near Fort McMurray in northern Alberta, and markets custom-blended refinery feedstock and diesel fuel. Suncor is also a conventional natural gas producer in western Canada and operates a refining and marketing business in Ontario with retail distribution under the Sunoco brand. At the same time as Suncor meets today's energy needs, the company invests in renewable energy for the future. Suncor's common shares and
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preferred securities are listed for trading on the Toronto and New York stock exchanges (symbol: SU).

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS LIKE "OUTLOOK," "ESTIMATES," "EXPECTED," "BUDGETED," "WORK TOWARDS", "OBJECTIVE," "PLANS" AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE MADE IN LIGHT OF THE COMPANY'S EXPERIENCE, ITS PERCEPTION AND ASSESSMENT OF HISTORICAL AND FUTURE TRENDS, AND THE APPLICATION OF KEY ASSUMPTIONS RELATING TO FUTURE EVENTS AND CIRCUMSTANCES. THESE ASSUMPTIONS INCLUDE, AMONG OTHERS, PRICING ASSUMPTIONS ON CASH COSTS AND THE COMPONENTS THEREOF AND THE COMPANY'S ASSESSMENT OF THE IMPACT OF CURRENTLY PLANNED OR ANTICIPATED EVENTS SUCH AS MAINTENANCE SHUTDOWNS. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ACTUAL RESULTS COULD DIFFER MATERIALLY, AS A RESULT OF CHANGES TO SUNCOR'S PLANS AND THE IMPACT OF FACTORS, RISKS AND UNCERTAINTIES, KNOWN AND UNKNOWN, TO WHICH SUNCOR'S BUSINESS IS SUBJECT. SOME OF THESE RISKS, UNCERTAINTIES AND OTHER FACTORS ARE SIMILAR TO THOSE AFFECTING OTHER INTEGRATED ENERGY COMPANIES, WHILE OTHERS ARE UNIQUE TO SUNCOR. THESE COULD
INCLUDE: CHANGES IN GENERAL ECONOMIC, MARKET AND BUSINESS CONDITIONS; FLUCTUATIONS IN SUPPLY AND DEMAND FOR SUNCOR'S PRODUCTS; FLUCTUATIONS IN COMMODITY PRICES AND CURRENCY EXCHANGE RATES; THE IMPACT OF STAKEHOLDER CONSULTATION; THE REGULATORY PROCESS; TECHNICAL ISSUES; ENVIRONMENTAL ISSUES; TECHNOLOGICAL CAPABILITIES; NEW LEGISLATION; COMPETITIVE AND GENERAL ECONOMIC FACTORS AND CONDITIONS; THE MAINTENANCE OF SATISFACTORY RELATIONSHIPS WITH UNIONS, EMPLOYEE ASSOCIATIONS AND JOINT VENTURES; THE UNCERTAINTIES RESULTING FROM POTENTIAL DELAYS OR CHANGES IN PLANS; THE OCCURRENCE OF UNEXPECTED EVENTS; AND SUNCOR'S CAPABILITY TO EXECUTE AND IMPLEMENT ITS FUTURE PLANS. MANY OF THESE RISK FACTORS ARE DISCUSSED IN SUNCOR'S CURRENT ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL INFORMATION FORM (INCLUDING THOSE PORTIONS IDENTIFIED UNDER THE HEADING "RISK/SUCCESS FACTORS" AND SIMILAR HEADINGS), ON FILE WITH THE ALBERTA SECURITIES COMMISSION AND CERTAIN OTHER SECURITIES REGULATORY AUTHORITIES. READERS ARE ALSO REFERRED TO THE RISK FACTORS DESCRIBED IN OTHER DOCUMENTS THAT SUNCOR FILES FROM TIME TO TIME WITH SECURITIES REGULATORY AUTHORITIES. COPIES OF THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE FROM THE COMPANY.

THE FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE SPEAK ONLY AS OF THE DATE HEREOF. SUNCOR DOES NOT UNDERTAKE ANY DUTY TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGES AFTER THE DATE HEREOF IN ASSUMPTIONS (OR THE TRENDS OR FACTORS UNDERLYING THEM) OR ACTUAL EVENTS OR EXPERIENCE.

                                     - 30 -

For more information about Suncor, visit our website at www.suncor.com or contact:

John Rogers,
vice president, investor relations
(403) 269-8670